INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-60337 of Glenbrook Life Scudder Variable Account (A) of Glenbrook Life and Annuity Company on Form N-4 of our report dated February 19, 1999 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 18, 1999 relating to the financial statements of Glenbrook Life Scudder Variable Account (A) contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Glenbrook Life Scudder Variable Account (A) of Glenbrook Life and Annuity Company), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Deloitte & Touche LLP
Chicago, Illinois
April 26, 1999